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                                                                    Exhibit 99.2

                                                            No. of Shares ______

                                 FORM OF PROXY

                              TRAVELBYUS.COM LTD.
     204-3237 KING GEORGE HIGHWAY, SOUTH SURREY, BRITISH COLUMBIA V4P IB7
                        SPECIAL MEETING OF SHAREHOLDERS

                               October __, 2000

     The undersigned hereby appoints ____________________________ and ______________________________ (Alternative:____________________________), or
any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of travelbyus.com common stock of the undersigned in travelbyus.com ltd. at the Special Meeting of Shareholders to be held _______________, Toronto, Ontario, at 11:00 a.m., local time, on October __, 2000, and at any adjournments thereof, as specified below:


1. Proposal to approve the arrangement between travelbyus.com ltd., Aviation Group, Inc. and a wholly owned Canadian subsidiary of Aviation Group, Inc. pursuant to an Arrangement Agreement, as described in the accompanying joint proxy statement/prospectus.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

2.   Proposal to approve the amendment to travelbyus.com's stock option plan.


     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

3. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.

              Please sign and date on reverse side of this proxy.
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     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals1 and 2 and at the discretion of the proxies with respect to any matters referred to in Proposal 3. This proxy is being solicited by the board of directors and the management of travelbyus.com ltd. A shareholder has the right to appoint a person or company (who need not be a shareholder), other than the persons designated as proxies herein, as proxyholder to represent the shareholder at the special meeting by striking out the names of the persons so designated and inserting the name of the chosen proxyholder in the blank space provided for that purpose, or by completing and signing another proper form of proxy.

                                        Dated:___________________________, 2000


                                        Please sign exactly as name appears in
                                        left. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Title

           This proxy is solicited by the Board of Directors. If no specification is made, this Proxy will be voted

                            FOR Proposals 1 and 2.